EXHIBIT 99.1

LDR HOLDING CORPORATION REPORTS FIRST QUARTER 2016 RESULTS

First Quarter Revenue Increased 8.4% Year-Over-Year to $42.4 million or 9.7% Constant Currency
Global Mobi-C Growth of 28.8% Driven by U.S. Mobi-C Growth of 36.0%

AUSTIN, Texas, May 10, 2016 - LDR Holding Corporation (NASDAQ: LDRH), a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders, today reported its financial results for the first quarter ended March 31, 2016.
First Quarter 2016 Revenue Highlights

•	Total revenue in the first quarter of 2016 increased 8.4% to $42.4 million, or 9.7% on a constant currency basis, compared to $39.1 million in the first quarter of 2015.

•	Revenue from Mobi-C® in the first quarter of 2016 grew 28.8% to $17.3 million, or 29.7% on a constant currency basis, compared to $13.4 million in the first quarter of 2015.

•	Revenue from Mobi-C in the United States grew 36.0% in the first quarter of 2016 to $15.1 million, compared to $11.1 million in the first quarter of 2015.

•	Revenue in the United States increased 8.3% to $33.9 million in the first quarter of 2016, compared to $31.3 million in the first quarter of 2015, and represented 80.0% of total revenue.

•	International revenue increased 8.8% during the first quarter of 2016 to $8.5 million, or 15.4% on a constant currency basis, compared to $7.8 million in the first quarter of 2015.
Revenue from the Company's MIVo™ products in the first quarter decreased 2.5%, or 1.4% on a constant currency basis, to $21.9 million, compared with $22.5 million in the first quarter of 2015.
Christophe Lavigne, President and Chief Executive Officer of LDR, commented, “Consistent with our plan, sales of Mobi-C continued to grow in the first quarter of 2016, with worldwide Mobi-C revenue representing 40.7% of our total revenue compared to 34.3% of our total revenue in the first quarter of 2015. Our market penetration of the U.S. cervical spine segment continued to expand with U.S. Mobi-C revenue growing at 36% year over year. This is the result of our focus and growing momentum in capturing market share from the estimated $1.2 billion U.S. cervical fusion market. For our MIVo products, we made further progress on the clinical evaluation and development of our pipeline products, including commencing the commercial launch of InterBRIDGE. With plans to introduce eight new exclusive MIVo products over the next three years, we are committed to investing in this next innovative growth engine for the Company.”
Gross profit for the first quarter of 2016 was $35.2 million and gross margin was 83.0%, compared to gross profit of $32.7 million and gross margin of 83.5% for the first quarter of 2015.
Net loss for the first quarter of 2016 was $7.6 million, or $0.26 per share, compared to a net loss of $3.2 million, or $0.12 per share, for the first quarter of 2015.
Adjusted EBITDA for the first quarter of 2016 was $(4.8) million compared to adjusted EBITDA of $(1.4) million for the first quarter of 2015.
Mr. Lavigne added, “During the quarter, four key papers related to our unique technologies were published. Specifically, the publication of the five-year, safety and efficacy data for Mobi-C compared to cervical fusion for two-levels in the Journal of Neurosurgery: Spine represents a significant milestone for the Company. As the first published, Level I clinical evidence on two-level cervical disc outcomes through five years in a peer-reviewed journal, we believe this publication, along with other recent publications, will be influential to insurance payers in expanding coverage to include two-level cervical disc replacement. Additionally, the recent positive two-level coverage decision by a major U.S. payer gives us increased confidence in our belief that further positive coverage decisions are on the horizon.”
Balance Sheet and Liquidity
As of March 31, 2016, LDR had $103.3 million in cash and cash equivalents, $137.7 million in working capital (including cash and cash equivalents) and $7.0 million in debt.
2016 Guidance
Based on LDR’s results for the quarter ended March 31, 2016, the Company is reaffirming its revenue guidance for the full year 2016 to be in the range of $187.5 million to $189.5 million, or 14.0% to 15.2% growth on a reported basis. Changes in foreign exchange rates are expected to negatively impact 2016 reported revenue by approximately 1.0%. This implies revenues, before any foreign exchange impact, in the range of $189.1 million to $191.1 million for the full year 2016 or 15.0% to 16.2% growth on a constant currency basis.
Conference Call
LDR Holding Corporation will host a conference call today at 5:00 p.m. Eastern Time to discuss its first quarter 2016 financial results. The conference call will be available to interested parties through a live audio webcast available through LDR’s website at www.ldr.com. Those without internet access may join the call from within the United States by dialing (877) 312-5637; outside the United States, by dialing (253) 237-1149.
For those who are not available to listen to the live webcast, the webcast replay will be archived for 12 months on LDR’s website.
Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of LDR and members of its management team with respect to LDR’s future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, LDR’s market opportunities, growth, future revenues, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of LDR’s products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in LDR’s Risk Factors disclosure in its Annual Report on Form 10-K, filed on February 23, 2016, and in LDR’s other filings with the SEC. LDR disclaims any responsibility to update any forward-looking statements.

About LDR Holding Corporation
LDR Holding Corporation is a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders. LDR’s primary products are the Mobi-C® cervical disc replacement device and MIVo™ portfolio of products which include a range of devices to support lumbar and cervical fusion procedures. The Mobi-C and MIVo platforms are designed to enable products that are less invasive, provide greater intra-operative flexibility, offer simplified surgical techniques and promote improved clinical outcomes for patients as compared to existing alternatives. In August 2013, LDR received approval from the U.S. Food and Drug Administration (FDA) for the Mobi-C cervical disc replacement device, the first and only cervical disc replacement device to receive FDA approval to treat both one-level and two-level cervical disc disease. For more information regarding LDR Holding, visit www.ldr.com.
Use of Non-GAAP Financial Measures
To supplement LDR’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), LDR uses certain non-GAAP financial measures, such as Adjusted EBITDA and revenue on a constant currency basis, in this press release and accompanying tables.
Management defines EBITDA as net income (loss) plus interest (income) expense, net, income tax expense and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA plus stock-based compensation expense and other interest (expense), net. The Company presents Adjusted EBITDA because management believes it is a useful indicator of operating performance. LDR’s management uses Adjusted EBITDA principally as a measure of operating performance and believes that Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to LDR. Management also uses Adjusted EBITDA for planning purposes, including the preparation of the annual operating budget and financial projections.
Adjusted EBITDA should not be considered in isolation or as a substitute for a measure of the Company’s liquidity or operating performance prepared in accordance with GAAP and is not indicative of operating income (loss) from operations as determined under GAAP. Adjusted EBITDA has limitations that should be considered before using this measure to evaluate the Company’s liquidity or financial performance. Adjusted EBITDA does not include certain expenses that may be necessary to review LDR’s operating results and liquidity requirements. Management’s definition and calculation of Adjusted EBITDA may differ from that of other companies.
Management calculates revenue on a constant currency basis by using the average foreign exchange rates for each month during the previous year and applying these rates to foreign-denominated revenue in the corresponding months in the current quarter. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is referred to as the foreign exchange impact on revenue. Management uses revenue on a constant currency basis to improve comparability between periods as though fluctuations from changes in foreign currency did not exist.
Revenue on a constant currency basis should not be considered in isolation or as a substitute for revenue prepared in accordance with GAAP as it is not indicative of revenue as determined under GAAP. Management’s calculation of revenue on a constant currency basis may differ from that of other companies.
A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in a table later in this release immediately following the condensed consolidated statements of cash flows.

Contacts
Robert McNamara
Executive Vice President and Chief Financial Officer
LDR Holding Corporation
(512) 344-3333

Matthew Norman
Director, Investor Relations
LDR Holding Corporation
(512) 344-3408

LDR HOLDING CORPORATION AND SUBSIDIARIES
REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(in thousands)
(Unaudited)

	Three Months Ended March 31,		Change GAAP 2016/ GAAP 2015		Change Constant Currency 2016/ GAAP 2015
	2016	2015	$	%	$	%
Revenue in the United States	$33,913	$31,320	$2,593	8.3%	$2,593	8.3%
International revenue	8,478	7,795	683	8.8	1,197	15.4
Total revenue	$42,391	$39,115	$3,276	8.4%	$3,790	9.7

Mobi-C	$17,273	$13,407	$3,866	28.8%	$3,976	29.7%
MIVo	21,937	22,492	(555)	(2.5)	(315)	(1.4)
Traditional fusion products	3,181	3,216	(35)	(1.1)	129	4.0
Total revenue	$42,391	$39,115	$3,276	8.4%	$3,790	9.7

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2016	December 31, 2015
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$103,254	$115,084
Accounts receivable, net	27,768	29,412
Inventory, net	31,759	29,721
Other current assets	8,943	7,924
Prepaid expenses	2,166	1,886
Total current assets	173,890	184,027
Property and equipment, net	24,389	20,653
Goodwill	6,621	6,621
Intangible assets, net	4,165	4,028
Long-term investments	2,835	2,738
Restricted cash	1,000	1,000
Deferred tax assets	8,957	7,043
Other assets	539	529
Total assets	$222,396	$226,639
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,170	$11,428
Accrued expenses	18,641	19,495
Short-term financing	5,807	4,486
Current portion of long-term debt	571	601
Total current liabilities	36,189	36,010
Long-term debt, net of discount and current portion	591	677
Other long-term liabilities	610	670
Total liabilities	37,390	37,357
Commitments and contingencies
Stockholders' equity:
Common stock	29	29
Treasury stock at cost	(8)	(8)
Additional paid-in capital	309,445	306,509
Accumulated other comprehensive loss	(6,229)	(6,657)
Accumulated deficit	(118,231)	(110,591)
Total stockholders' equity	185,006	189,282
Total liabilities and stockholders' equity	$222,396	$226,639

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2016	2015
Revenue	$42,391	$39,115
Cost of goods sold	7,186	6,443
Gross profit	35,205	32,672
Operating expenses:
Research and development	3,395	3,013
Sales and marketing	30,249	26,384
General and administrative	11,034	8,536
Total operating expenses	44,678	37,933
Operating loss	(9,473)	(5,261)
Other income (expense):
Other income (expense)	323	2,844
Interest income	25	1
Interest expense	(51)	(185)
Total other income (expense), net	297	2,660
Loss before income taxes	(9,176)	(2,601)
Income tax benefit (expense)	1,536	(583)
Net loss	(7,640)	(3,184)
Other comprehensive loss:
Foreign currency translation	428	(3,760)
Comprehensive loss	$(7,212)	$(6,944)
Net loss per common share:
Basic and diluted	$(0.26)	$(0.12)
Weighted average number of shares outstanding:
Basic and diluted	29,605,620	26,770,071

LDR HOLDING CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Operating activities:
Net loss	$(7,640)	$(3,184)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	389	210
Provision for excess and obsolete inventories	364	84
Depreciation and amortization	1,659	1,442
Stock-based compensation	3,012	2,391
Amortization of debt issuance costs	4	4
Deferred income tax benefit	(1,630)	—
Loss on disposal of assets	368	8
Unrealized foreign currency gain	(271)	(2,514)
Changes in operating assets and liabilities:
Accounts receivable	1,503	(1,492)
Prepaid expenses and other current assets	(1,050)	(4,920)
Inventory	(1,815)	(2,393)
Accounts payable	(1,959)	421
Accrued expenses	(1,742)	2,668
Other long-term liabilities	—	200
Net cash used in operating activities	(8,808)	(7,075)
Investing activities:
Proceeds from sale of property and equipment	5	30
Purchase of intangible assets	(350)	(211)
Purchase of property and equipment	(3,810)	(1,452)
Net cash used in investing activities	(4,155)	(1,633)
Financing activities:
Exercise of stock options	94	688
Cash paid for settlement of income tax withholding	(170)	(238)
Proceeds from Employee Stock Purchase Plan	593	517
Payments on capital leases	(2)	(4)
Net proceeds (payments) on short-term financings	1,113	(131)
Payments on long-term debt	(156)	(268)
Net cash provided by financing activities	1,472	564
Effect of exchange rate on cash	(339)	(329)
Net change in cash and cash equivalents	(11,830)	(8,473)
Cash and cash equivalents, beginning of period	115,084	73,883
Cash and cash equivalents, end of period	$103,254	$65,410

LDR HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except margin percentages)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Net loss	$(7,640)	$(3,184)
Interest (income) expense, net	26	184
Income tax (benefit) expense	(1,536)	583
Depreciation and amortization	1,659	1,442
EBITDA	(7,491)	(975)
Stock-based compensation	3,012	2,391
Other (income) expense, net	(323)	(2,844)
Non-GAAP adjusted EBITDA	$(4,802)	$(1,428)
Non-GAAP adjusted EBITDA margin	(11.3)%	(3.7)%

LDR HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE ON A CONSTANT CURRENCY BASIS
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	GAAP	Foreign Exchange Impact on International Revenue	Non-GAAP Revenue on a Constant Currency Basis (1)	GAAP	2016 on a Constant Currency Basis / 2015
	2016	2016	2016	2015	$	%
Revenue in the United States	$33,913	$—	$33,913	$31,320	$2,593	8.3%
International revenue	8,478	514	8,992	7,795	1,197	15.4
Total revenue	$42,391	$514	$42,905	$39,115	$3,790	9.7

Mobi-C	$17,273	$110	$17,383	$13,407	$3,976	29.7%
MIVo	21,937	240	22,177	22,492	(315)	(1.4)
Traditional fusion products	3,181	164	3,345	3,216	129	4.0
Total revenue	$42,391	$514	$42,905	$39,115	$3,790	9.7
__________

(1)
Revenue on a constant currency basis is calculated using the average foreign exchange rates for each month during the previous year and applying these rates to foreign-denominated revenue in the corresponding months in the current quarter. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is listed as foreign exchange impact in the table above.